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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statement of Hi-Tech Pharmacal Co., Inc. on Form S-8 (File No. 333-35425) of our report, dated July 13, 2001, on our audits of the financial statements of the Company as of April 30, 2001 and 2000 and for the years ended April 30, 2001 and 2000 which report is included in this Annual Report on Form 10-KSB.





/s/ Richard A. Eisner & Company LLP
New York, New York
August 2, 2001